                                                                       EXHIBIT 8

          THE FOLLOWING TABLE SETS FORTH OUR PRINCIPAL GROUP COMPANIES:
   Unless otherwise stated our participating interest is 100%, or almost 100%

              COMPANIES TREATED AS PART OF THE INSURANCE OPERATIONS

THE NETHERLANDS
ING Verzekeringen N.V.                            The Hague
ING Verzekeringen Nederland N.V.                  The Hague
ING Vastgoed Belegging B.V.                       The Hague
Nationale-Nederlanden Levensverzekering
 Maatschappij N.V.                                Rotterdam
Nationale-Nederlanden Schadeverzekering
 Maatschappij N.V.                                The Hague
Parcom Ventures B.V.                              Utrecht
Postbank Levensverzekering N.V.                   The Hague
Postbank Schadeverzekering N.V.                   The Hague
RVS Levensverzekering N.V.                        Rotterdam
RVS Schadeverzekering N.V.                        Ede
Movir N.V.                                        Nieuwegein

BELGIUM
ING Insurance N.V.                                Antwerp

REST OF EUROPE
ING Life Insurance Company a.s.                   Bratislava, Slovakia
Nationale-Nederlanden Life Insurance
 Company Poland                                   Warsaw, Poland
NN Pension Fund Poland S.A.                       Warsaw, Poland
ING Nederlanden Asigurari de Viata S.A.           Bucharest, Romania
ING Greek Life Insurance Company S.A.             Athens, Greece
ING Greek General Insurance Company S.A.          Athens, Greece
ING Nationale-Nederlanden Hungary Insurance Rt.   Budapest, Hungary
Nationale Nederlanden Vida, Compania de
 Seguros y Reasuguros S.A.                        Madrid, Spain
Nationale Nederlanden Generales Compania
 de Seguros y Reasuguros S.A.                     Madrid, Spain

NORTH AMERICA
ING Canada, Inc. (70%)                            Toronto, Ontario, Canada
Belair Insurance Company Inc.                     Montreal, Quebec, Canada
ING Insurance Company of Canada                   Toronto, Ontario, Canada
ING Novex Insurance Company of Canada             Toronto, Ontario, Canada
ING America Insurance Holdings, Inc.              Wilmington, Delaware, U.S.A.
ING International Insurance Holdings, Inc.        Hartford, Connecticut, U.S.A.
ING Life Insurance and Annuity Company            Hartford, Connecticut, U.S.A.
ING North America Insurance Corporation           Atlanta, Georgia, U.S.A.
Life Insurance Company of Georgia                 Atlanta, Georgia, U.S.A. *
Lion Connecticut Holdings Inc.                    Hartford, Connecticut, U.S.A.
ReliaStar Life Insurance Company                  Minneapolis,Minnesota,U.S.A
ReliaStar Life Insurance Company of New York      Woodbury, New York, U.S.A
Security Life of Denver Insurance Company         Denver, Colorado, U.S.A.
ING USA Annuity and Life Insurance Company        Des Moines, Iowa, USA

LATIN AMERICA
ING Seguros de Vida S.A.                          Santiago, Chile
ING Afore S.A. de C.V.                            Mexico City, Mexico
Seguros Comercial America S.A. de C.V.            Mexico City, Mexico

ASIA
ING Life Insurance Company (Japan) Limited        Tokyo, Japan
ING Life Insurance Company (Korea) Limited (80%)  Seoul, South Korea
ING Life Insurance Company of America             Hartford, Connecticut**

AUSTRALIA
ING Australia Holdings Limited                    Sydney, Australia
ING Australia Pty Limited (51%)                   Sydney, Australia

REINSURANCE COMPANIES
ING Re (Netherlands) N.V.                         The Hague, the Netherlands

BRANCHES
In addition, ING Insurance and its subsidiaries have offices in Brazil, the Czech Republic and Luxembourg.

*  sale expected to be completed in the second quarter of 2005

** operating primarily as ING Antei in Taipei, Taiwan

               COMPANIES TREATED AS PART OF THE BANKING OPERATIONS

THE NETHERLANDS
ING Bank N.V.                                     Amsterdam
Bank Mendes Gans N.V. (97.79%)                    Amsterdam
ING Lease Top Holding B.V.                        Amsterdam
ING Bank Corporate Investments B.V.               Amsterdam
ING Trust (Nederland) B.V.                        Amsterdam
ING Vastgoed Management Holding B.V.              The Hague
InterAdvies N.V.                                  Amsterdam
Nationale-Nederlanden Financiele Diensten B.V.    Amsterdam
NMB-Heller Holding N.V. (50%)*                    Amsterdam
Postbank N.V.                                     Amsterdam
Postbank Groen N.V.                               Amsterdam
Stichting Regio Bank                              Amsterdam

BELGIUM
ING Belgie N.V.                                   Brussels

REST OF EUROPE
ING Bank Slaski S.A.  Katowicach (87.8%)          Katowice, Poland
Baring Asset Management Holdings Ltd.             London, United Kingdom **
ING Bank Deutschland A.G.                         Frankfurt, Germany

NORTH AMERICA
ING Financial Holdings Corporation                New York, NY, U.S.A.

LATIN AMERICA
ING Trust (Antilles) N.V.                         Curacao,Netherlands Antilles
Middenbank Curacao N.V.                           Curacao,Netherlands Antilles

ASIA
ING Vysya Bank Ltd. (44%)                         Bangalore, India

OTHER
ING Direct N.V.                                   Canada, Germany, Spain,
                                                  Australia, France, USA, Italy,
                                                  UK

BRANCHES

ING Bank N.V. has offices in most of the major financial centres, including London, Frankfurt, Hong Kong and Tokyo. In addition, ING Bank and/or ING Belgie N.V. have offices in Asuncion, Bangkok, Bratislava, Bucharest, Buenos Aires, Curacao, Dublin, Havana, Istanbul, Lima, Madrid, Manila, Milan, Paris, Prague, Sao Paulo, Seoul, Shanghai, Singapore, Sofia, Taipei and Vienna among others.


*   proportionally consolidated

** sold on March 31, 2005